EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO, CFO and CAO, respectively, of Presidio Property Trust, Inc. (the "Company") that, to the best of their knowledge:
(i)the Quarterly Report for the quarter ended March 31, 2020 of the Company on Form 10-Q (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(i)the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: May 15, 2020	By:	/s/ Jack K. Heilbron
Jack K. Heilbron, Chief Executive Officer

Date: May 15, 2020	By:	/s/ Adam Sragovicz
Adam Sragovicz Chief Financial Officer

Date: May 15, 2020	By:	/s/ Jessica Joelson
Jessica Joelson, Chief Accounting Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Presidio Property Trust, Inc. and will be retained by Presidio Property Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.